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                                                                EXHIBIT NO. 99.1


                                VOTING AGREEMENT


     This Voting Agreement ("AGREEMENT") is made and entered into as of December 5, 2001, between Millennium Pharmaceuticals, Inc., a Delaware corporation ("MILLENNIUM"), and the undersigned stockholder ("STOCKHOLDER") of COR Therapeutics, Inc., a Delaware corporation ("COR").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, Millennium, COR and PGM Corporation, a Delaware corporation and a wholly owned subsidiary of Millennium ("ACQUISITION SUB"), have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Acquisition Sub with and into COR. Pursuant to the Merger, shares of capital stock of COR will be converted into the right to receive shares of common stock, par value $.001 per share, of Millennium on the basis described in the Merger Agreement.

     B. Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") of such number of shares of the outstanding common stock, par value $.0001 per share, of COR as is indicated on the final page of this Agreement (the "SHARES").

     C. Millennium desires Stockholder to agree, and Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of COR acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of COR acquired by Stockholder so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. AGREEMENT TO RETAIN SHARES.

          1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2, below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; provided, however, that nothing in this Agreement shall restrict Stockholder from (a) exercising any options to acquire shares of common stock of COR, or (b) effecting any transfer of Shares or New Shares (i) by will or applicable laws of descent and distribution or (ii) to any member of the immediate family of Stockholder, or to any trust the beneficial ownership of which is held by Stockholder or any such family member (each a "Permitted Transferee"), so long as such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to Millennium, to be bound by the terms of this Agreement to the same extent as Stockholder is bound. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement (provided that if Stockholder is a signatory to COR's Affiliate Agreement, nothing contained herein shall release such Stockholder

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from any of its obligations set forth under such Affiliate Agreement) and (ii)
such date and time as the Merger Agreement shall be terminated pursuant to
Article VIII thereof.

          1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of COR that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. AGREEMENT TO VOTE SHARES. At every meeting of stockholders of COR called with respect to the Merger Agreement and/or the Merger, and at every adjournment thereof, and on every action or approval by written consent of stockholders of COR with respect to the Merger Agreement and/or the Merger, Stockholder shall vote the Shares and any New Shares outstanding as of the relevant record date or the date of the written consent in favor of adoption of the Merger Agreement and approval of the Merger (the "COR VOTING PROPOSAL").

     3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Millennium a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the extent provided therein, with the total number of shares of outstanding capital stock of COR beneficially owned by Stockholder and subject to the Proxy set forth therein.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants to Millennium as follows:

          4.1 OWNERSHIP OF SHARES. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of COR other than the Shares, and shares of capital stock of COR (A) underlying options which are currently exercisable or will become exercisable at any time within 60 days from the date hereof, as indicated on the final page of this Agreement or (B) constituting matching contributions under COR's 401(k) Plan; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          4.2 NO PROXY SOLICITATIONS. Stockholder, in his or her capacity as a stockholder of COR, will not, and will not permit any entity under stockholder's control to: (i) solicit proxies with respect to an approval of any proposal made in opposition to or competition with the COR Voting Proposal or consummation of the Merger or any merger, consolidation, sale of substantial assets, reorganization or recapitalization, with any party other than with Millennium and its affiliates or any other liquidation or winding up of COR (each of the foregoing is hereinafter referred to as an "OPPOSING PROPOSAL"); (ii) initiate a stockholders' vote or action by consent of COR stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of COR with respect to an Opposing Proposal.


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     5. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably required by Millennium to carry out the intent of this Agreement.

     6. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Millennium any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares or New Shares, except as otherwise expressly provided herein. All rights, ownership and economic benefits of and relating to the Shares and New Shares shall remain with, and belong to, Stockholder, and this Agreement shall not be deemed to authorize Millennium to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of COR or to direct Stockholder in the voting of any of the Shares or New Shares, except as otherwise expressly provided herein.

     7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8. MISCELLANEOUS.

          8.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          8.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          8.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Millennium will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Millennium upon any such violation, Millennium shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Millennium at law or in equity.

          8.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:


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If to Millennium:   Millennium Pharmaceuticals, Inc.
                    75 Sidney Street
                    Cambridge, Massachusetts 02139
                    Attention: General Counsel
                    Telecopy:  (617) 374-7788


With a copy to:     Hale and Dorr LLP
                    60 State Street
                    Boston, MA 02109
                    Attention: David E. Redlick, Esq.
                    Telecopy:  (617) 526-5000

If to Stockholder:  To the address for notice set forth on the last page hereof.

with a copy to:     Cooley Godward LLP
                    5 Palo Alto Square
                    Palo Alto, California 94306
                    Attention: Keith Flaum, Esq.
                    Telecopy:  (650) 849-7400


or to such other address as any party may have furnished to the other in writing in accordance herewith. Notices shall only be effective upon receipt.

          8.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.

          8.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          8.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

          8.10 FIDUCIARY DUTY AS DIRECTOR OR OFFICER. The parties hereto acknowledge and agree that Stockholder's obligations hereunder are solely in his or her capacity as a stockholder of COR, and that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty the undersigned or any of his or her respective affiliates may have as a member of the Board of Directors of COR or as an executive officer of COR; provided that no such duty shall excuse Stockholder from his or her obligations as a stockholder of COR to vote Shares or New Shares as herein provided and to otherwise comply with the terms and conditions of this Agreement.


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     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                    MILLENNIUM PHARMACEUTICALS, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    STOCKHOLDER:


                                    By:
                                       -----------------------------------------

                                    Print
                                    Name:
                                         ---------------------------------------


                                    Stockholder's Address for Notice:

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------


                                    Shares beneficially owned:

                                    ________  shares of outstanding Common Stock

                                    ________ shares of Common Stock underlying options which are currently exercisable or will become exercisable at any time within 60 days from the date hereof



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                                                                       EXHIBIT A


                                IRREVOCABLE PROXY

     The undersigned stockholder of COR Therapeutics, Inc., a Delaware corporation ("COR"), hereby irrevocably appoints Mark J. Levin, Kevin P. Starr and John B. Douglas III of Millennium Pharmaceuticals, Inc., a Delaware corporation ("MILLENNIUM"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of outstanding capital stock of COR beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Merger dated as of December 5, 2001 (the "MERGER AGREEMENT"), among Millennium, PGM Corporation, a Delaware corporation and a wholly owned subsidiary of Millennium ("ACQUISITION SUB"), and COR, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is coupled with an interest and is irrevocable, is granted in order to secure the obligations under the Voting Agreement dated as of December 5, 2001 between Millennium and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Millennium entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of COR stockholders, and in every written consent in lieu of such a meeting, in favor of adoption of the Merger Agreement and approval of the Merger (the "COR VOTING PROPOSAL") and against any proposal made in opposition to or competition with the COR Voting Proposal or consummation of the Merger or any merger, consolidation, sale of substantial assets, reorganization or recapitalization, with any party other than with Millennium and its affiliates or any other liquidation or winding up of COR (each of the foregoing is hereinafter referred to as an "OPPOSING PROPOSAL").

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of stockholders of COR and in every written consent in lieu of such meeting, in favor of the COR Voting Proposal and against any Opposing Proposal, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.



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     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.



Dated:  December 5, 2001


Signature of Stockholder:
                         ------------------------------------------------------


Print Name of Stockholder:
                          -----------------------------------------------------


Shares beneficially owned:

          shares of outstanding Common Stock
----------







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